Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of April 27, 2021 (this “Agreement”), by and among Snap Inc. (the “Borrower”), the Lenders party hereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Revolving Credit Agreement, dated as of July 29, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, including pursuant to the First Amendment to Revolving Credit Agreement, dated as of August 13, 2018, the Second Amendment to Revolving Credit Agreement, dated as of August 6, 2019 and the Third Amendment to Revolving Credit Agreement, dated as of April 23, 2020, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Lenders and Issuing Banks from time to time party thereto, and the Administrative Agent;

WHEREAS, Borrower has requested that the Lenders amend the Credit Agreement to make certain revisions to the Credit Agreement as set forth herein; and

WHEREAS, each Lender party hereto has consented to so amend certain provisions of the Credit Agreement in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 6.01(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(g) Specified Indebtedness in an aggregate principal amount at any time outstanding not to exceed (i) $750,000,000, plus, (ii) so long as the Borrower has provided the financial statements described in Section 5.01(a) or (b), as applicable, any additional or other amount of Specified Indebtedness, so long as, solely in this case of this clause (ii), the Senior Net Leverage Ratio does not exceed 2.50 to 1.00, determined on a pro forma basis after giving effect to such Specified Indebtedness as of the most recently ended Measurement Period for which financial statements have been delivered prior to the incurrence of such Specified Indebtedness and treating any New Commitments incurred on such date (or, in the case, of a Limited Conditionality Acquisition, to be incurred in connection with such acquisition) and any such Specified Indebtedness consisting of a revolving credit facility as fully drawn (it being understood that existing undrawn Revolving Commitments hereunder shall not be treated as drawn for such purpose); provided that Senior Indebtedness shall be determined without taking into account any cash or cash equivalents constituting proceeds of any such Specified Indebtedness or New Commitments to be provided on such date (or, in the case, of a Limited Conditionality Acquisition, to be incurred in connection with such acquisition) that may otherwise reduce the amount of Senior Indebtedness; provided, further, that, in the case of any such Specified Indebtedness the proceeds of which are to be used primarily to consummate a Limited Conditionality Acquisition substantially concurrently with the issuance of incurrence of such Specified Indebtedness, the Senior Net Leverage Ratio, shall be determined on the date the acquisition agreement with respect to such Limited Conditionality Acquisition is signed and not on the date such Specified Indebtedness is incurred or issued;

(b) Section 6.01(j) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(j) Indebtedness consisting of Convertible Notes; provided that with respect to any Convertible Notes that may be exchangeable for or convertible into cash (other than payment of principal of, and interest on, such Convertible Notes), (A) not more than $4,115,000,000 in aggregate principal amount of Convertible Notes shall be outstanding at the time of, and after giving effect to, the issuance of such Convertible Notes, or (B) the Senior Net Leverage Ratio as of the date of issuance of such Convertible Notes, determined on a pro forma basis immediately after giving effect to the issuance of such Convertible Notes as of the most recently ended Measurement Period for which financial statements have been delivered, shall not exceed 3.00 to 1.00; provided further that Senior Indebtedness shall be determined without taking into account any cash or cash equivalents constituting proceeds of any such Convertible Notes to be issued on such date that may otherwise reduce the amount of Senior Indebtedness.

(c) Article 8 of the Credit Agreement is hereby amended by adding a new Section 8.11 at the end thereof as follows:

“Section 8.11 Return of Certain Payments.

(a) Each Lender and each Issuing Bank (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or Issuing Bank (any of the foregoing, a “Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient under this Section shall be conclusive, absent manifest error.

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(b) Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower and each other Loan Party hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) the receipt by any Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender or Issuing Bank by the Borrower or any other Loan Party.”

(d) Section 9.03(b) of the Credit Agreement is hereby amended by deleting the word “or” after clause (iii) therein and inserting the following after clause (iv) therein:

“or (v) any action taken in connection with this Agreement, including, but not limited to the payment of principal, interest and fees”

2.	Conditions Precedent.

(a) This Agreement shall become effective on the date the Administrative Agent has confirmed the satisfaction or waiver of each of the conditions contained in this Section 2 (the “Effective Date”):

(i) The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by (1) the Loan Parties, (2) the Administrative Agent, and (3) the Required Lenders;

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(ii) The Borrower shall have paid to the Administrative Agent all expenses payable pursuant to Section 9.03 of the Credit Agreement which have accrued to the Effective Date to the extent invoices therefor have been provided at least one Business Day prior to the Effective Date;

(iii) The representations and warranties of the Borrower set forth in the Loan Documents (including, without limitation, this Agreement) shall be true and correct in all material respects on and as of the Effective Date except that (1) the representations and warranties contained in Sections 3.04(a) and 3.12 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) (subject, in the case of unaudited financial statements furnished pursuant to clause (b), to year-end audit adjustments and the absence of footnotes), respectively, of Section 5.01 of the Credit Agreement, (2) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (3) to the extent that such representations and warranties are already qualified or modified by materiality or words of similar effect in the text thereof, they shall be true and correct in all respects; and

(iv) As of the Effective Date, no Default or Event of Default shall have occurred and be continuing or will result from the execution of this Agreement and the transactions contemplated hereby as of the Effective Date.

3.     Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

4.     Full Force and Effect. Except as expressly provided herein and in the Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Arrangers or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

5.     Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

6.     Effect of this Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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7.     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

8.     CONSENT TO JURISDICTION. THE TERMS AND PROVISIONS OF SECTION 9.09 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF FULLY SET FORTH HEREIN.

9.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Section 10 shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Borrower and each Lender party hereto represents and warrants to the parties hereto that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in such party’s constitutive documents. Each Lender party hereto hereby directs the Administrative Agent to execute this Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

SNAP INC.

By:	/s/ Derek Andersen
Name:	Derek Andersen
Title:	Chief Financial Officer

Signature Page to Fourth Amendment

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Bruce S. Borden
Name:	Bruce S. Borden
Title:	Executive Director

Signature Page to Fourth Amendment

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Mahesh Mohan
Name:	Mahesh Mohan
Title:	Authorized Signatory

Signature Page to Fourth Amendment

SILICON VALLEY BANK, as Lender

By:	/s/ Bobby Kumar
Name:	Bobby Kumar
Title:	Managing Director

Signature Page to Fourth Amendment

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Lender

By:	/s/ Julia Zhang
Name:	Julia Zhang
Title:	Vice President

Signature Page to Fourth Amendment